Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

SAVARA INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share(1)	457(o)	(2)	(3)	(4)

	Equity	Preferred Stock, par value $0.001 per share	457(o)	(2)	(3)	(4)

	Debt	Debt Securities	457(o)	(2)	(3)	(4)

	Other	Warrants	457(o)	(2)	(3)	(4)

	Other	Units	457(o)	(2)	(3)	(4)

	Unallocated (Universal Shelf)	(2)	457(o)	(2)	(3)	$239,108,983(4)	$0.00014760	$35,292.49

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of outstanding warrants (9)	415(a)(6)	775,000(5)	$0.01(8)	$7,750(8)			S-3	333-202960	August 19, 2015 (5)	$0.90

Carry Forward Securities	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of outstanding warrants (9)	415(a)(6)	32,175,172(6)	$0.001(8)	$32,175(8)			S-3	333-225994	July 13, 2018 (6)	$4.01

Carry Forward Securities	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of outstanding warrants (9)	415(a)(6)	5,666,667(7)	$0.001(8)	$5,667(8)			S-3	333-257709	July 16, 2021 (7)	$0.62

Carry Forward Securities	Unallocated (Universal) Shelf	(9)	415(a)(6)	(4)		$160,891,017			S-3	333-257709	July 16, 2021	$17,553.21

	Total Offering Amounts					$400,045,592(9)	$52,851.22

	Total Fees Previously Paid						$17,558.73

	Total Fee Offsets						—

	Net Fee Due						$35,292.49

1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include an indeterminate number of shares that may be issued in connection with shares splits, share dividends, recapitalizations or similar events.

2)

The amount to be registered consists of up to $400,000,000 of an indeterminate amount of debt securities and related guarantees, common stock, preferred stock, warrants and/or units. There is also being registered hereunder such currently indeterminate number of shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities, preferred stock, warrants and/or units registered hereby. Any securities registered hereunder may be sold separately or with the other securities registered hereunder.

3)

The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2(A)(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

4)

Estimated pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $400,000,000. No separate consideration will be received for common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby.

5)

Consists of shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $0.01 per share (the “2017 Pre-Funded Warrant Shares”). Such warrants were previously issued and sold pursuant to a registration statement on Form S-3 (File No. 333-202960), which was declared effective on August 19, 2015 (the “2015 Registration Statement”). The offer and sale of the 2017 Pre-Funded Warrant Shares was originally registered on the 2015 Registration Statement, as subsequently re-registered on the 2018 Registration Statement and the 2021 Registration Statement (each as defined below). The filing fee paid in connection with the registration of the shares underlying the 2017 Pre-Funded Warrants and the 2015 Registration Statement were carried forward to the 2018 Registration Statement and then to the 2021 Registration Statement.

6)

Consists of shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $0.001 per share (the “2021 Pre-Funded Warrant Shares”). Such warrants were previously issued and sold pursuant to a registration statement on Form S-3 (File No. 333-225994), which was declared effective on July 13, 2018 (the “2018 Registration Statement”). The offer and sale of the 2021 Pre-Funded Warrant Shares was originally registered on the 2018 Registration Statement, as subsequently re-registered on the 2021 Registration Statement (as defined below). The filing fee paid in connection with the registration of the shares underlying the 2021 Pre-Funded Warrants and the 2018 Registration Statement were carried forward to the 2021 Registration Statement.

7)

Consists of shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $0.001 per share (the “2023 Pre-Funded Warrant Shares,” together with the 2017 Pre-Funded Warrant Shares and the 2021 Pre-Funded Warrant Shares, the “Warrant Shares”). Such warrants were previously issued and sold pursuant to a registration statement on Form S-3 (File No. 333-257709), which was declared effective on July 16, 2021 (the “2021 Registration Statement”). The offer and sale of the 2023 Pre-Funded Warrant Shares was originally registered on the 2021 Registration Statement.

8)	Calculated pursuant to Rule 457(g) under the Securities Act.

9)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered hereunder include unsold securities previously registered pursuant to the 2021 Registration Statement. In addition to the Warrant Shares carried over from the 2021 Registration Statement, the 2021 Registration Statement registered the offer and sale of an indeterminate number of shares of common stock, preferred stock, principal amount of debt securities, and warrants to purchase common stock, preferred stock or debt securities, or units of one or more of the aforementioned securities (collectively with the Warrant Shares, the “2021 Shelf Securities”) having an aggregate initial offering price not to exceed $250,000,000, $160,936,609 of which 2021 Shelf Securities remain unsold as the date of filing of this registration statement. The registrant has determined to carry forward in this registration statement unsold 2021 Shelf Securities under the 2021 Registration Statement with an aggregate offering price of $160,936,609 (the “Carry Forward Securities”), which includes the aggregate offering price of $45,592 with respect to the Warrant Shares as reflected in the table above. Pursuant to Rule 415(a)(6) under the Securities Act, filing fees of $17,558.73 relating to the Carry Forward Securities will continue to be applied to the Carry Forward Securities registered pursuant to this registration statement. The registrant is also registering new shelf securities on this registration statement with an aggregate initial offering price of $239,108,983 (the “New Securities”), which aggregate offering price is not specified as to each class of security. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Carry Forward Securities pursuant to the 2021 Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Carry Forward Securities from the 2021 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of New Securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the 2021 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. A filing fee of $35,292.49 with respect to the New Securities is being paid in connection with the filing of this registration statement.